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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 18, 1999
                               (October 1, 1999)

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                           PROVINCE HEALTHCARE COMPANY
             (Exact name of registrant as specified in its charter)

            Delaware                         0-23639                 62-1710772
(State or other jurisdiction of     (Commission File Number)       (IRS Employer
         incorporation)                                           Identification
                                                                       Number)


         105 Westwood Place
         Suite 400
         Brentwood, Tennessee                                   37027
         (Address of principal executive offices)               (Zip Code)


                                 (615) 370-1377
              (Registrant's telephone number, including area code)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         As of October 1, 1999, Province Healthcare Company (the "Company"), through certain limited partnerships that are subsidiaries of the Company, acquired Trinity Valley Medical Center in Palestine, Texas and Minden Medical Center in Minden, Louisiana, from Tenet Healthcare Corporation ("Tenet"). Palestine Principal Healthcare Limited Partnership and PHC-Minden, L.P. acquired Trinity Valley Medical Center and Minden Medical Center, respectively, from S.C. Cal, Inc. and AHM Minden Hospital, Inc., each a subsidiary of Tenet. The aggregate purchase price for the hospitals was approximately $77.0 million, with anticipated subsequent post-closing adjustments for net working capital, capital lease obligations assumed by the Company and certain employee benefit obligations. Trinity Valley Medical Center and Minden Medical Center reported net revenues of $35.1 million and $25.6 million, respectively, as of May 31, 1999.

         Pursuant to the terms of the Asset Sale Agreement, as amended (the "Asset Sale Agreement"), Palestine Principal Healthcare Limited Partnership acquired substantially all of the assets of Trinity Valley Medical Center. These assets included the 153-bed general acute care hospital facility, the real property on which the hospital is located and related facilities. Also, pursuant to the terms of the Asset Sale Agreement, PHC-Minden, L.P. acquired substantially all of the assets of Minden Medical Center. These assets included the 121-bed general acute care hospital facility, the real property on which the hospital is located and related facilities. The Company intends to continue operating Trinity Valley Medical Center and Minden Medical Center as general acute care hospital facilities.

         To finance the acquisition of both facilities, the Company borrowed approximately $77.3 million pursuant to the terms of its Amended and Restated Credit Facility with a syndicate of banks led by First Union National Bank, as Agent.

         As a result of the acquisition of these two facilities, the Company now owns or leases 15 general acute care hospitals in eight states with a total of 1,284 licensed beds. The Company also provides management services to 49 primarily non-urban hospitals in 17 states and Puerto Rico, with a total of 3,526 licensed beds.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired

                  The Company anticipates that the audited combined financial statements of Trinity Valley Medical Center and Minden Medical Center as of and for the fiscal year ended May 31, 1999, will be filed by amendment within sixty days of October 18, 1999.


         (b)      Pro Forma Financial Information.

                  The Company anticipates that pro forma financial statements, giving effect to the asset purchase of Trinity Valley Medical Center and Minden Medical Center as if such transaction had occurred on September 30, 1999, as to the balance sheet, and on January 1, 1998, as to the income statement, will be filed by amendment within sixty days of October 18, 1999.



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         (c)      Exhibits:

                  2.1 Asset Sale Agreement, dated July 23, 1999, between Tenet Healthcare Corporation and Province Healthcare Company.

                  2.2 Amendment No. 1 to Asset Sale Agreement, dated September 29, 1999, between Tenet Healthcare Corporation and Province Healthcare Company.

                  99.1 Copy of the press release, dated October 1, 1999, relating to the completion of the acquisition of Trinity Valley Medical Center and Minden Medical Center.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PROVINCE HEALTHCARE COMPANY


                                       By: /s/ Brenda B. Rector
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                                             Brenda B. Rector
                                             Vice President and Controller

Date: October 18, 1999